Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of August 4, 2014 by and between SpendSmart Networks, Inc. f/k/a The SpendSmart Payments Company, a Delaware corporation (the “Company”) and Alex Minicucci (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into an employment agreement effective February 11, 2014 (the “Employment Agreement”) pursuant to which the Executive was employed by the Company upon the terms and conditions contained therein; and

WHEREAS, the parties desire to amend certain provisions of the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1.                  Section 3(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“3. Compensation.

a.                   Base Salary. The Company shall pay the Executive during the Term a salary at a minimum rate of Four Hundred Fifty Thousand Dollars ($450,000) per annum (the “Base Salary”), in accordance with the customary payroll practices of the Company. The Company shall be entitled to withhold from any payments any amount of tax withholding it determines to be required by law.”

2.                  Except as herein amended, the Employment Agreement shall remain in full force and effect.

3.                  This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPENDSMART NETWORKS, INC.	EXECUTIVE

By: /s/ Bill Hernandez	By: /s/ Alex Minicucci
Name: Bill Hernandez	Name: Alex Minicucci
Title: President